24.1 Consent of Parks, Tschopp, Whitcomb & Orr, PA., Independent Certified Public Accountants


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Miracor Diagnostics, Inc.

We consent to the use of our report dated March 7, 2000 in the Registration Statement on Form SB-2 and related Prospectus of Miracor Diagnostics, Inc. for the registration of 11,360,000 shares of its common stock and to the reference to our firm under the heading "Experts" therein.

/S/ Parks, Tschopp, Whitcomb & Orr, P.A.


Maitland, Florida
June 15, 2000